UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2006 (October 26, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director; Appointment of Principal Officer.
Appointment of President and Election of Director. On October 25, 2006, the board of directors of Genesco Inc. named Robert J. Dennis as President and Chief Operating Officer and a director of the Company. Mr. Dennis, 52, joined Genesco as chief executive officer of its Hat World subsidiary on the Company’s acquisition of the Hat World business in April 2004. In June 2004, Mr. Dennis was named a Senior Vice President of Genesco. In October 2005, he was named executive vice president and chief operating officer of the Company. He joined Hat World as chairman and chief executive officer in 2001, after serving as Executive Vice President of Asbury Automotive Group, Inc., an automotive retail and service company, from 1997 to 1999, and as an independent consultant in 1999. On September 5, 2006, the Company and Mr. Dennis entered into an Employment Protection Agreement providing for continuation of Mr. Dennis’s employment for three years following a “Change in Control,” as defined therein. The agreement is on substantially the same terms as agreements previously entered into between the Company and each of its vice presidents and senior vice presidents. The form of agreement was filed as Exhibit (10)p to the Annual Report on Form 10-K for the year ended February 1, 1997.
Item 7.01. Regulation FD Disclosure.
On October 25, 2006, Genesco Inc. issued a press release announcing the appointment of Robert J. Dennis to the office of President and Chief Operating Officer and as a director. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: October 26, 2006	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2006

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